Exhibit 3.25(a)

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/14/1993 763014500 — 2322509
Certificate of Incorporation
- of -
Monetary Management Corporation of Pennsylvania
     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the laws of the State of Delaware particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto (hereinafter referred to as the “General Corporation Law of Delaware”), hereby certifies that:
     FIRST: The name of the Corporation is
MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA
     SECOND: The address, including street, number, city, and county of the registered office of the Corporation in the State of Delaware is 201 North Walnut Street, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The The Company Corporation.
     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is two hundred (200), no par value, all of which are the same class and all of which are designated as common stock.
     FIFTH: The name of the incorporator is Hilary B. Miller, and the mailing address of the incorporator is 112 Pareonage Road, Greenwich, Connecticut 06880-9942.
     SIXTH: The Corporation is to have perpetual existence.
     SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of
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Certificate of Incorporation of Monetary Management Corporation of Pennsylvania	Page 1 of 3 Pages

any receiver or receivers appointed for the Corporation under the provision of Section 201 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors of class of creditors, or of the stockholders or class of stockholders of the Corporation, as the case may be agree to any compromise or arrangement, the said compromise or arrangement and the said reorganization, if sanctioned by the court to which the said application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
     EIGHTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the bylaws, and to adopt any new bylaws, of the Corporation.
     NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.
     TENTH: No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware shall hereafter be amended to authorize the further elimination or reduction of the liability of directors, then the liability of a director, in addition to the limitation provided for in this Article TENTH, shall be limited to the fullest extent permitted by any such amended law. Any repeal or modification of this Article TENTH shall be prospective only and shall not
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adversely affect any limitation on the personal liability of a director of the corporation at or prior to the time or such repeal or modification.
     ELEVENTH: From time to time any of the provisions of the Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws. All rights at any time conferred upon the stockholders of the Corporation by the Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.
     In witness thereof, this Certificate of Incorporation has been executed by the undersigned Incorporator this 14th day of January, 1993.

/s/ Hilary B. Miller (L.S.)
HILARY B. MILLER
Incorporator

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Certificate of Incorporation of Monetary Management Corporation of Pennsylvania	Page 3 of 3 Pages

CERTIFICATE OF CHANGE
OF
REGISTERED AGENT
AND
REGISTERED OFFICE
OF
MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA
—ooo0ooo—
          MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA, a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the “Corporation” ), DOES HEREBY CERTIFY:
          The present registered agent of the corporation is The Company Corporation and the present registered office of the Corporation is in the County of New Castle.
          The Board of Directors of MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA, adopted the following resolution on the 22nd day of August, 1995:
     RESOLVED, that the registered office of MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle, and the authorization of the present registered agent of the Corporation be and the same hereby is withdrawn, and The Corporation Trust Company, shall be and hereby is constituted and appointed the registered agent of the Corporation at the address of its registered office.
          IN WITNESS WHEREOF, MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA has caused this statement to be signed by Donald Gayhardt, its Secretary, this 22nd day of August, 1995.

MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA
By:	/s/ Donald Gayhardt
Donald Gayhardt, Secretary

(DEL. — 264 — 6/15/94)

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “Corporation”) is Monetary Management Corporation of Pennsylvania
          2. The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.
          3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on January 20, 2009.

/s/ Roy Hibberd
Roy Hibberd, Secretary

State of Delaware Secretary of State Division of Corporations Delivered 06:55 PM 01/22/2009 FILED 06:53 PM 01/22/2009 SRV 090060994 — 2322509 FILE